                                  Exhibit 4.3

                           FORM OF WARRANT CERTIFICATE

[FRONT PAGE OF WARRANT CERTIFICATE APPEARS BELOW]

               Void After 5:00 P.M., Los Angeles, California Time
                               on January 31, 2008
Certificate Number                                    Registered Warrants
W-                                                                Warrants
  ------------------                                  -----------

                                                    CUSIP
                                                          ----------------------
                        IMPERIAL CREDIT INDUSTRIES, INC.
                          COMMON STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, [NAME OF HOLDER OF WARRANT CERTIFICATE], the registered holder (the "Holder") of this Common Stock Purchase Warrant (the "Warrant") or registered assigns, is entitled to purchase from Imperial Credit Industries, Inc. (the "Company"), at any time until 5:00 p.m. on January 31, 2008 (the "Expiration Date"), at the Exercise Price of $3.00 per share (the "Exercise Price"), [NUMBER OF SHARES TO BE ISSUED UPON EXERCISE OF WARRANT] shares of the Common Stock of the Company (the "Warrant Shares"). Upon the Expiration Date, all rights evidenced by the Warrant shall cease and the Warrant shall become void. The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

         This Warrant is issued under and in accordance with a Warrant Agreement, dated as of October 10, 2000, between the Company and the Warrant Agent and for the benefit of the Holders and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant by acceptance hereof consents. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the Holder. A copy of the Warrant Agreement may be obtained for inspection by the Holder upon written request to the Company.

         This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of U.S. Stock Transfer Corporation, as the Warrant Agent. Payment of such price shall be payable at the option of the Holder in cash or by certified or official bank check or wire transfer. Terms relating to exercise of the Warrant are set forth more fully in the Warrant Agreement.

         This Warrant may be exercised in whole or in part. Upon partial exercise, a Warrant Certificate for the unexercised portion shall be delivered to the Holder. No fractional shares will be issued upon the exercise of this Warrant, nor shall the Company be obligated to issue scrip or pay cash in lieu of fractional interests, but any fraction equal to or greater than one-half shall be rounded up to the next full Warrant Share or Warrant, as the case may be, and any fraction less than one-half shall be eliminated. This Warrant is transferable as described in the Warrant Agreement at the office of the Warrant Agent, in the manner and subject to the limitations set forth in the Warrant Agreement.

         The Holder hereof may be treated by the Company, the Warrant Agent and all other Persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the Warrant Register maintained by the Warrant Agent for the Company. Any notice to the contrary notwithstanding, and until such transfer on such Warrant Register, the Company and the Warrant Agent may treat the Holder hereof as the owner for all purposes.

[ADDITIONAL TEXT OF FRONT PAGE TO FOLLOW]

[TEXT OF FRONT PAGE CONTINUED]

         This Warrant does not entitle any Holder hereof to any of the rights of a stockholder of the Company. This Warrant shall not be valid for any purpose until countersigned by the Warrant Agent by manual signature of one of its authorized officers below.

IMPERIAL CREDIT INDUSTRIES, INC.          U.S. STOCK TRANSFER CORPORATION

ATTEST:


By:                                       By:
         --------------------------                -----------------------------
         Name:                                     Authorized Signature
         Title:
                                          Dated:
                                                   -----------------------------
Dated:
         --------------------------


By:
         --------------------------
         Name:
         Title:

Dated:
         --------------------------

[BACK PAGE OF WARRANT CERTIFICATE APPEARS BELOW]

UNDER CERTAIN CIRCUMSTANCES, THE WARRANT EVIDENCED BY THIS CERTIFICATE SHALL BE AUTOMATICALLY REDEEMED BY THE COMPANY AS SET FORTH IN SECTION 3.4 OF THE WARRANT AGREEMENT.

         The following abbreviations, when used in the Inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --       as tenants in common

TEN ENT  --       as tenants by the entireties

JT TEN   --       as joint tenants with right of survivorship and not as tenants in common

COM PROP --       as community property

UNIF GIFT MIN ACT --                          Custodian
                           -------------------         -----------------
                           [CUST]                            [MINOR]
                           under Uniform Gifts to Minors Act [STATE]

     Additional abbreviations may also be used though not in the above list.

                                  PURCHASE FORM
       [To be executed upon exercise of Warrant at any time prior to the
                                Expiration Date]

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, __________________ shares of the stock provided for therein, and tenders herewith payment of the Exercise Price in full in the form of cash or by certified check, cashier's check or money order in the amount of _____________________, payable in United States currency to the order of the Company. (In the case of any partial exercise of this Warrant, the exercise shall be for a whole number of Warrant Shares only.)

         The undersigned requests that certificates for such shares be issued in the name of:

Name:
       -------------------------------------------------------------------------
Address:
          ----------------------------------------------------------------------
City, State and Zip Code:
                           -----------------------------------------------------
Taxpayer Identification or Social Security Number:
                                                    ----------------------------
Dated:
        ------------------------------------------------------------------------
Dated:                                Signature:
        -----------------------                   ------------------------------
                                      Note:    The above signature must
                                      correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

[ADDITIONAL TEXT OF BACK PAGE TO FOLLOW]

[TEXT OF BACK PAGE CONTINUED]

Signature Guaranteed:


-------------------------------------------
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to
S.E.C. Rule 17Ad-15.

                             ASSIGNMENT OF WARRANTS

         For value received, _______________________ hereby sells, assigns and transfers unto ___________________ the within Warrant Certificate issued by Imperial Credit Industries, Inc., together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:                                Signature:
        -----------------------                   ------------------------------
                                      Note:    The above signature must
                                      correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

-------------------------------------------
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to
S.E.C. Rule 17Ad-15.